UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

YAPPN CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-175667	27-3848069
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1001 Avenue of the Americas, 11th Floor
New York, NY 10018
(Address of principal executive offices) (zip code)

888-859-4441
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:

Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On July 22, 2013, Yappn Corp. (the “Company”) approved the dismissal of D. Brooks and Associates CPA’s, P.A. (“D. Brooks”) as the Company’s independent registered public accounting firm.  The dismissal was approved by the Company’s Board of Directors on July 22, 2013.

During the fiscal year ended May 31, 2012 and from the period from November 3, 2010 (inception) to May 31, 2011, D. Brooks’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except, D. Brooks’s audit reports for the year ended May 31, 2012 and from the period from November 3, 2010 (inception) to May 31, 2011 stated that certain conditions raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that may result from the outcome of this uncertainty.

During the fiscal years ended May 31, 2012 and from the period from November 3, 2010 (inception) to May 31, 2011 and the subsequent interim period through July 22, 2013, (i) there were no disagreements between the Company and D. Brooks on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of D. Brooks would have caused D. Brooks to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements; and  (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On July 26, 2013, the Company provided D. Brooks with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that D. Brooks furnished it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated July 26, 2013, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On July 22, 2013, the Company engaged MNP LLP (“MNP”) as its independent registered public accounting firm for the Company’s fiscal year ending May 31, 2013. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on July 22, 2013.

During the years ended May 31, 2012 and 2011 and the subsequent interim period through July 22, 2013, the Company did not consult with MNP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2013, the Company’s Board of Directors appointed Craig McCannell as the Company’s Chief Financial Officer.

Mr. McCannell, 36, has been the Chief Financial Officer of Intertainment Media, Inc. since July 3, 2013 and the Director of Finance of Intertainment Media, Inc. from January 2012 to July 2013.  Mr. McCanell served as an account executive for Robert Half Management Resources from April 2011 to September 2011 and the Senor Manager of Assurance for Ernst & Young LLP from September 1999 to August 2010.

Mr. McCannell has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. McCannell and any other person pursuant to which he was appointed as an officer of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. McCannell has, or will have, a direct or indirect material interest, except that Mr. McCannell is the Chief Financial Officer of Intertainment Media, Inc., a principal shareholder of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from D. Brooks and Associates CPA’s, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAPPN CORP.

Dated: July 26, 2013	/s/ David Lucatch
David Lucatch
Chief Executive Officer